LTIP UNIT AWARD AGREEMENT

ELLINGTON FINANCIAL LLC

2017 EQUITY INCENTIVE PLAN
[(Name)]
[•] units
[Date]
This LTIP Unit Award Agreement (this “Award Agreement”), dated as of [•] (the “Date of Grant”), is made by and between Ellington Financial LLC, a Delaware limited liability company (the “Company”), and [•] (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Ellington Financial LLC 2017 Equity Incentive Plan, attached hereto as Exhibit A (the “Plan”), and the Company’s operating agreement, attached hereto as Exhibit B (as amended from time to time, the “LLC Agreement”). Where the context permits, references to the Company shall include any successor to the Company.

1.
Grant of Restricted Profits Interest Units. The Company hereby grants to the Participant an award of [•] LTIP Units, subject to all of the terms and conditions of this Award Agreement, the LLC Agreement and the Plan.

2.	Lapse of Restrictions.

(a)
Vesting and Forfeiture. Subject to the provisions set forth below and to the extent that an LTIP Forfeiture Event (as defined below) has not occurred before [•] (the “Vesting Date”), the restrictions on transfer set forth in Section 2(b) hereof shall lapse on the Vesting Date. If an LTIP Forfeiture Event occurs before the Vesting Date, the LTIP Units granted hereunder shall immediately be extinguished and the Participant shall (i) thereafter not be entitled to any allocations, distributions, payments or benefits of any kind with respect to such LTIP Units as of the date of such LTIP Forfeiture Event and (ii) immediately forfeit any capital account that is associated with the LTIP Units as of the date of such LTIP Forfeiture Event. An “LTIP Forfeiture Event” shall occur if (i) the Participant gives notice of the intention to resign his position as [•] of the Company, or (ii) a “Forfeiture Event” (as defined in the Participant’s employment agreement with the Company, Ellington Financial Management LLC (the “Manager”), or any Affiliate of the Manager as applicable) occurs.

(b)
Restrictions. Until the restrictions on transfer of the LTIP Units lapse as provided in Section 2(a) above, and except as otherwise provided in the Plan, the LLC Agreement or this Award Agreement, no direct or indirect transfer of the LTIP Units or any of the Participant’s rights with respect thereto shall be permitted, except for transfers effectuated in connection with a change in the Company’s capital structure as described in Section 12 below. Unless the Committee determines otherwise, upon any attempt to transfer the LTIP Units or any rights in respect of LTIP Units before the lapse of such restrictions and in violation of the terms of this Award Agreement, such LTIP Units, and all of the rights related thereto, shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company without consideration of any kind.

(c)
Conversion to Common Shares. To the extent provided by the LLC Agreement, upon the lapse of restrictions pursuant to Section 2(a) above, the Participant shall, at his or her option, have the right to convert all or a portion of his or her LTIP Units into Common Shares; provided, however, that the Participant may not exercise such right for less than 1,000 LTIP Units or, if the Participant holds less than 1,000 LTIP Units, all of the vested LTIP Units held by the Participant. Such conversion is conditioned on the Participant’s compliance with all applicable procedures and policies as may be required by the Board to effect such conversion. Notwithstanding the foregoing, the Board shall have the right, but not the obligation, at any time to cause a conversion of LTIP Units into Common Shares.

3.	No Obligation to Register. The Company shall be under no obligation to register the LTIP Units pursuant to the Securities Act or any other federal or state securities laws.

4.
Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the LTIP Units by any holder thereof in violation of the provisions of this Award Agreement will be valid, and the Company will not transfer any of said LTIP Units on its books, nor will any distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

5.
No Voting Rights. Neither the Participant nor any successor in interest shall have any voting rights with respect to the LTIP Units except to the extent the LTIP Units are converted into Common Shares.

6.
Distributions and Allocations. Subject to Section 2(a) above, the Participant will be eligible to receive certain distributions and allocations with respect to the LTIP Units by the Company as set forth in the LLC Agreement.

7.
Investment Representations. The Participant represents and warrants to the Company that the Participant is acquiring the LTIP Units and to the extent such LTIP Units are converted into Common Shares, in each case, for the Participant’s own account and not with a view to or for sale in connection with any distribution of the LTIP Units or, as applicable, the Common Shares. The Participant acknowledges that the LTIP Units: (A) have not been and will not be registered under the Securities Act or any other applicable law of the United States; (B) have not been approved, disapproved or recommended by any U.S. federal, state or other securities commission or regulatory authority and (C) constitute “restricted securities” within the meaning of Rule 144 under the Securities Act and cannot be resold or transferred unless they are registered under the Securities Act or an exemption from registration is available.

8.	Section 83(b) Election; Tax Withholding.

(a)
The Participant understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Award Agreement. The Participant shall pay to the Company promptly upon request, and in any event at the time the Participant recognizes taxable income in respect of the LTIP Units (or, if the Participant makes an election under Section 83(b) of the Code in connection with such grant), an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to such LTIP Units. The Participant may satisfy the foregoing requirement by making a payment to the Company in cash or check having a value equal to the amount of tax required to be withheld. The Participant agrees to provide the Company with a copy of any election made pursuant to Section 83(b) of the Code within thirty (30) days of filing such election. A Section 83(b) election form is attached hereto as Exhibit C.

(b)
THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE. BY SIGNING THIS AWARD AGREEMENT, THE PARTICIPANT REPRESENTS THAT THE PARTICIPANT HAS REVIEWED WITH THE PARTICIPANT’S OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AWARD AGREEMENT AND THAT THE PARTICIPANT IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. THE PARTICIPANT UNDERSTANDS AND AGREES THAT THE PARTICIPANT (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AWARD AGREEMENT.

9.
Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Award Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

10.	Governing Law. This Award Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.

11.
Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the LTIP Units and this Award Agreement shall be subject to all terms and conditions of the Plan. In the event of any conflict between the provisions of this Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

12.
Changes in Capital Structure. In the event of any merger, reorganization, consolidation, recapitalization, special dividend or distribution (whether in cash, shares or other property, other than the payment of any cash distributions by the Company in the ordinary course), share split, reverse share split, spin-off or similar transaction or other change in corporate structure affecting the Common Shares of the Company or the value thereof, the LTIP Units shall be appropriately adjusted so that the value of, and the rights relating to, the LTIP Units are preserved in or impacted by such transaction in the same manner that the value of, and the rights relating to, the Common Shares are preserved in or impacted by such transaction.

13.
Section 409A. The issuance of the LTIP Units is intended to be grant of a profits interest rather than a deferral of compensation pursuant to Section 409A of the Code and this Award Agreement and the issuance of the LTIP Units hereunder shall be construed and interpreted in accordance with such intent. Any action required by either of the parties pursuant to this Award Agreement will be performed in such a manner that the LTIP Units do not become subject to the provisions of Section 409A of the Code or the Treasury regulations and other interpretive guidance issued thereunder.

14.
Survival of Terms. This Award Agreement shall apply to and bind the Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

15.
Counterparts. This Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

16.
Agreement Not a Contract for Services. Neither the Plan, the granting of the LTIP Units, this Award Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any Affiliate for any period of time or at any specific rate of compensation.

17.
Authority of the Board or Committee. As set forth in the Plan, the Board or Committee shall have full authority to interpret and construe the terms of the Plan and this Award Agreement, which determination as to any such matter of interpretation or construction shall be final, binding and conclusive.

18.
Severability. Should any provision of this Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Award Agreement. Moreover, if one or more of the provisions contained in this Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

19.
Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Award Agreement. The Participant has read and understands the terms and provisions of the Plan and this Award Agreement, and accepts the LTIP Units subject to all the terms and conditions of the Plan and this Award Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or Committee upon any questions arising under this Award Agreement.

(Signatures on following page)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Award Agreement on the day and year first above written.
ELLINGTON FINANCIAL LLC

By:
Name:    [•]
Title:    [•]

[•] (Participant)

Signature:

Address:

EXHIBIT A

ELLINGTON FINANCIAL LLC

2017 equity incentive plan

EXHIBIT B

OPERATING AGREEMENT OF

ELLINGTON FINANCIAL LLC

EXHIBIT C

ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the properly described below:
1.    The name, address and taxpayer identification number of the undersigned and the taxable year for which this election is being made are:
NAME OF TAXPAYER:
ADDRESS:
TAXPAYER IDENTIFICATION NUMBER:
TAXABLE YEAR:
2.    The property with respect to which the election is made is described as follows:
__________ LTIP Units of Ellington Financial LLC (“Company”).
3.    The date on which the property was transferred is: ________________, 20___.
4.    The property is subject to the following restrictions:
The property may not be transferred and is subject to forfeiture under the terms of an agreement between the taxpayer and Company. These restrictions lapse upon the satisfaction of certain conditions in such agreement.
5.    The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $__________.
6.    The amount (if any) paid for such property is: $__________.
7.    The amount to include in gross income is: $__________.
The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.
Dated: __________________, 20__
____________________________________
Taxpayer